UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: October 1, 2019
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of Principal Executive Offices)		(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 1, 2019, Chegg, Inc. ("Chegg") completed its previously announced acquisition of Thinkful, Inc. ("Thinkful"), an online learning platform that offers professional courses directly to students across America, pursuant to the Agreement and Plan of Merger, dated as of August 30, 2019 (the "Merger Agreement"), by and among Chegg, Chegg Think, Inc., a Delaware corporation and wholly owned subsidiary of Chegg ("Merger Sub"), Thinkful, and the Shareholder Representative Services LLC, a Colorado limited liability company, acting solely in its capacity as representative, agent and attorney-in-fact (the "Merger"). Pursuant to the Merger Agreement, Merger Sub merged with and into Thinkful, with Thinkful continuing as the surviving entity after the Merger. Merger Sub will cease to exist and Thinkful will become a direct, wholly owned subsidiary of Chegg.

Pursuant to the terms of the Merger Agreement, all outstanding shares of capital stock of Thinkful were canceled and converted into the right to receive Merger consideration with an aggregate value of approximately $80 million (the “Consideration”), subject to adjustment for Thinkful’s net working capital, aggregate exercise price for Thinkful stock options, indebtedness and unpaid transaction expenses. Approximately $67.6 million was paid at the closing of the Merger, $1.0 million was held in escrow as security for certain accounting obligations of Thinkful, net working capital adjustment and an expense fund, and $8.0 million of the Consideration was held in escrow as security for the indemnification obligations of Thinkful pursuant to the Merger Agreement. Additionally, up to an additional $20.0 million in earnout payments may become payable in either cash or shares of Chegg’s Common Stock at Chegg’s sole discretion, by March 1, 2021.

Item 9.01    Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

As a result of acquiring Thinkful, and based on the criteria in Rule 3-05 of Regulation S-X, Chegg would ordinarily be required to file certain historical audited financial statements for Thinkful and corresponding pro forma financial information pursuant to Rule 11-01 of Regulation S-X. However, because Chegg believed that Thinkful’s financial statements would not be material to Chegg’s stockholders and would be of limited value to investors, Chegg requested relief from the Securities and Exchange Commission (the “SEC”) from the requirement to provide historical audited financial statements of Thinkful otherwise required by Rule 3-05 of Regulation S-X and the corresponding pro forma financial statements set forth Rule 11-01 of Regulation S-X. The SEC granted the relief request on August 28, 2019.

(b)    Pro forma financial information.

Reference is made to the disclosure set forth in Item 9.01(a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: October 1, 2019